UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Willis Lease Finance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 5, 2025 10:00 a.m., Eastern Time	Willis Lease Finance Corporation 4700 Lyons Technology Parkway Coconut Creek, Florida 33073

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION (the “Annual Meeting”) which will be held virtually via live webcast at 10:00 a.m., Eastern Time, on Thursday, June 5, 2025.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log in to the virtual Annual Meeting are provided below and, once admitted, stockholders may view reference materials, submit questions, and vote their shares by following the instructions that will be available on the Annual Meeting website.

In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders will be asked to:

•
elect two Class III Directors to serve until the 2028 Annual Meeting of Stockholders, specifically and as nominated by the Board of Directors: Brendan Curran and Charles F. Willis, IV. The Board of Directors recommends that you vote FOR this proposal; and
•
cast an advisory vote ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025. The Board of Directors recommends that you vote FOR this proposal.

The Board of Directors has fixed the close of business on April 7, 2025, as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting.

Access and Log in Instructions for Virtual Annual Meeting

Register prior to the Annual Meeting at www.proxydocs.com/WLFC using your unique 12-digit or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration. Online access to the Annual Meeting will open at 9 a.m., Eastern Time, to allow time for you to log in prior to the start of the live audio webcast of the Annual Meeting at 10 a.m., Eastern Time.

How Beneficial Owners May Participate in the Virtual Annual Meeting

If your shares are registered in the name of your bank, broker or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner, to vote or ask questions at the virtual Annual Meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the Annual Meeting. Follow the instructions from your bank, broker or other nominee included with the proxy materials that you are provided, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to register to vote or ask questions at the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to DMSsupport@BetaNXT.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 4, 2025. You will receive a confirmation of your registration by email after we receive your required registration materials.

Voting Methods

BEFORE the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC until 11:59 p.m. Eastern Time on June 4, 2025.

Vote by Phone: Call toll-free 1-866-994-5580 until 11:59 p.m. Eastern Time on June 4, 2025.

Vote by Mail: Complete, sign and date the proxy card/voting instruction card and return it promptly in the postage-paid envelope that is enclosed with your proxy materials.

DURING the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC and vote during the Annual Meeting by entering the 12-digit or 16-digit control number included in your proxy materials and following the instructions on the Annual Meeting website.

It remains very important that your shares are represented and voted at the Annual Meeting. Therefore, we strongly encourage you to vote in advance of the Annual Meeting. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. Returning the proxy card does not deprive you of your right to virtually attend the meeting and to vote your shares at the virtual Annual Meeting.

Proxy materials were mailed to you on or about April 25, 2025. Please read the proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dean M. Poulakidas

Executive Vice President,

General Counsel and

Corporate Secretary

April 25, 2025

2025 WLFC Proxy Statement 1

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”, “Directors” or, each member of the Board individually as, a “Director”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) for proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually via live webcast at 10:00 a.m., Eastern Time, on Thursday, June 5, 2025. Register prior to the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, at www.proxydocs.com/WLFC using your unique 12- digit or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration.

This proxy statement is being mailed to stockholders on or about April 25, 2025. Our 2024 Annual Report is being mailed to stockholders concurrently with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on June 5, 2025:

The Proxy Statement, Proxy Card and the Annual Report

on Form 10-K for the fiscal year ended December 31, 2024

are also available free of charge at

https://www.investorrelations.com/WLFC.

Voting

The close of business on April 7, 2025 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the Annual Meeting. As of that date, we had 7,669,763 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are expected to be entitled to vote at the Annual Meeting. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting.

Shares of our common stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominees as Class III Directors and in favor of Proposal 2. In the election of two Directors (Proposal 1), the nominees for receiving the highest number of affirmative votes will be elected as Class III Directors. The affirmative vote of a majority of the shares voted in person or by proxy at the 2025 Annual Meeting is required for the approval of Proposal 2.

2 2025 WLFC Proxy Statement

A summary of the voting provisions for the matters to be voted on at the Annual Meeting, provided a valid quorum is present or represented at the Annual Meeting, is as follows:

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	Election of director nominees	FOR	Non-routine; if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Plurality	No impact	No impact
2	Ratification of independent registered public accounting firm	FOR	Routine if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes	Majority of votes present and entitled to vote thereat and thereon	Counted AGAINST	Broker has the discretion to vote

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal (or that you “withhold” your vote for a director nominee), your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. A broker or other nominee will not have discretion to vote your shares on any “non-routine” matters, absent instructions from you. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to participate in the meeting.

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to access the Annual Meeting virtually. In order to vote in advance, proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2025. Stockholders can vote during the Annual Meeting, using the internet. Beneficial holders who wish to vote during the Annual Meeting must obtain a valid legal proxy from their broker, bank or other nominee prior to the date of the Annual Meeting and then register in advance no later 5:00 p.m., Eastern Time, on June 4, 2025. Voting by a stockholder during the Annual Meeting will replace and supersede any previous votes cast by that stockholder by internet telephone or mail.

2025 WLFC Proxy Statement 3

Revocability of Proxies

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting using the internet at the Annual Meeting, by delivering an instrument of revocation to our Corporate Secretary before the Annual Meeting, or by voting again using the internet or by telephone before the cut-off time. Your latest internet or telephone proxy is the one that will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of Annual Meeting, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of mail services, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained Mediant Communications LLC to aid in the solicitation at an estimated cost to us of approximately $25,000 plus out-of-pocket expenses.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

4 2025 WLFC Proxy Statement

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Board of Directors

Our bylaws authorize us to have up to seven Directors. Presently, the Board consists of five Directors divided into three classes: one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three-year term. The Board has affirmatively determined that each of Colm Barrington, Brendan J. Curran and Stephen Jones qualifies as an independent Director, as defined in the Nasdaq listing standards.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Executive Chairman and our Chief Executive Officer (“CEO”) as well as our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of nine meetings during the fiscal year ended December 31, 2024. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served.

Communications with the Board

You may communicate with the Board by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage, but do not require, Directors to attend. Four of our Directors participated in our 2024 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent directors as defined by the Nasdaq listing standards (the “Audit Committee” and the “Compensation Committee”, respectively).

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. As there is no such established committee, the Company has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee; however, Director nominees are approved by a majority of the Board's independent Directors.

Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. Also, although not part of any formal policy, our goal is to achieve a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our bylaws, stockholders wishing to nominate a candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth as to each person whom the stockholder proposes to

2025 WLFC Proxy Statement 5

nominate for election or re-election as a director: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Exchange Act. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Nasdaq’s listing rules require that our Audit Committee be composed of at least three independent Directors, who currently are: Brendan J. Curran (Chair), Colm Barrington and Stephen Jones. All members of the Audit Committee are able to read and understand financial statements. Mr. Curran also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Audit Committee held four meetings during the 2024 fiscal year. The Audit Committee’s charter is available on the Company’s website (www.wlfc.global).

The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the Company’s 2023 Incentive Stock Plan and the Company’s Employee Stock Purchase Plan. The Compensation Committee currently consists of the Board’s independent Directors: Stephen Jones (Chair), Colm Barrington and Brendan J. Curran. The Compensation Committee held ten meetings during 2024. The Compensation Committee’s charter is available on the Company’s website (www.wlfc.global).

The Board of Directors may also establish a committee of independent Directors, as defined by the Nasdaq listing standards, to address specific strategic issues from time to time, which it did in 2024.

Board Leadership Structure

Our Company is led by Charles F. Willis, IV, the Company’s founder and Executive Chairman of the Board, and Austin C. Willis, the Company’s CEO. This approach of splitting the Executive Chairman and CEO roles is commonly utilized by public companies in the United States and we believe it is effective for our Company as well. Prior to serving as Executive Chairman of the Board, Mr. Charles Willis served as Chairman and Chief Executive Officer since the Company was founded, which has allowed Mr. Charles Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry. Prior to serving as the Company’s CEO, Mr. Austin Willis served as the Company’s Senior Vice President, Corporate Development, which gave him extensive knowledge of the Company and its business lines and prepared him for the role of CEO. The Board believes that the separation of the roles of Executive Chairman and CEO is the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Messrs. Charles Willis and Austin Willis possess detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, are best positioned to develop agendas that focus the Board’s time and attention on the most critical matters. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times, and we believe that no one structure is suitable for all companies. While we believe that our current Board leadership structure is optimal for us and demonstrates to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, this may change in the future.

We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board committees consisting of entirely independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Executive Chairman and CEO and, upon the recommendation of the CEO, the compensation of the other executive officers of the Company. Each of these committees is led by a chairperson other than the Executive Chairman or CEO and, as discussed in more detail in this proxy statement, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board monitors or, as appropriate, the independent Directors monitor matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2024, six Board meetings included an independent Directors’ session. This allows Directors to speak candidly on any matters of interest without the Executive Chairman, CEO or other management members present. We believe this framework strikes a sound

6 2025 WLFC Proxy Statement

balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks, cybersecurity risks and risks related to acquisitions and dispositions.

Our Audit Committee regularly reviews with management and our independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, data security risks and risks associated with proposed affiliate transactions. Our Audit Committee also oversees compliance with other applicable laws and regulations, as well as the Company’s Standards of Ethical Conduct Policy. Any reports received on the Company’s whistleblower hotline are submitted to the Chair of the Audit Committee.

The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Our Board and management oversee cybersecurity risks related to the Company and our operations. Our Board and management have regular discussions to stay vigilant and engaged as it relates to cyber exposures, risk management strategy, monitoring, and cyber-incident response and recovery plans. Directors have access to, and relationships with, cybersecurity experts in the organization, including the Company’s Head of Information Technology.

Director Compensation

For details regarding Director compensation, see “Compensation Tables — Director Compensation” elsewhere in this proxy statement.

Biographical Information

	Director Since	Age*
Class I Director Whose Term Expires at the 2026 Annual Meeting:
Stephen Jones	2025	63

Class II Directors Whose Term Expires at the 2027 Annual Meeting:

Colm Barrington	2024	79
Austin C. Willis	2008	44
Class III Directors Whose Term Expires at the 2028 Annual Meeting (provided they are re-elected at the 2025 Annual Meeting):
Brendan J. Curran	2024	62
Charles F. Willis, IV	1985	76

* Age as of April 7, 2025.

2025 WLFC Proxy Statement 7

Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors

Class I Director Whose Term Expires at the 2026 Annual Meeting:

Stephen Jones

Director since: 2025 Independent

Stephen Jones was appointed to the Board effective January 1, 2025. Mr. Jones has a 40-year career in the airline and energy industries. An engineer by training, he began in international oil and gas development, focusing on gas turbine cogeneration projects in North America and Australia. Joining Air New Zealand in 2001 as VP of Investor Relations, he played a key role in its post September 11th transformation. He managed Freedom Air, the Tasman and Pacific Islands airline, and the New Zealand domestic airline units. As Chief Network, Strategy, and Alliances Officer, he built alliances with major carriers like United Airlines and Air China and chaired the Star Alliance Management Board and Strategy Committee. In 2017, Mr. Jones became Deputy CEO of Wizz Air, driving the growth of one of Europe’s largest Ultra-Low-Cost Carriers and leading operations, commercial, digital, and sustainability initiatives. As CEO of Flair Airlines from 2020 to 2024, he established Canada’s first true ULCC, expanding across Canada, the U.S., Mexico, and the Caribbean. Mr. Jones holds a Bachelor of Mechanical Engineering from the University of Auckland, New Zealand.

Mr. Jones has decades of experience in the global aviation industry and including serving in key management and strategic roles. He brings critical knowledge to the Board regarding our current and prospective clients and their needs.

Class II Directors Whose Term Expires at the 2027 Annual Meeting:

Colm Barrington

Director since: 2024 Independent

Colm Barrington was appointed to the Board effective April 3, 2024. Mr. Barrington has over 50 years of experience in the global aviation industry, having started his aviation career in 1968 at Aer Lingus. In 1980, he joined GPA Group plc where he held various senior management positions and helped establish and develop a global market for the sale of leased aircraft as financial assets. In 1993, Mr. Barrington oversaw the acquisition of GPA Group plc by GE Capital Aviation Services (GECAS) and was subsequently appointed President of GECAS Ireland. Mr. Barrington left his role at GECAS soon after to start his own aircraft lease management company, which subsequently merged into Babcock & Brown Limited. Following the merger, he remained at Babcock & Brown and was responsible for managing and developing aircraft operating lease and management activities globally for its aircraft operating lease division known as BBAM. When Babcock & Brown Air (subsequently renamed Fly Leasing Limited) was launched on the New York Stock Exchange in 2007, he served as Chief Executive Officer and Director until it was sold to Carlyle Aviation in 2021. Following that sale, Mr. Barrington stepped down from a full-time executive role and served as a Senior Ambassador to BBAM. In addition to his executive roles, Mr. Barrington has served in various non-executive director roles at five public companies in the aircraft leasing, airline, real estate and financial services sectors, including Non-Executive Chairman at Aer Lingus from 2008 to 2015 and Vice Chair of Finnair from 2016 to 2021. Mr. Barrington received a master’s degree in economics from University College Dublin and a diploma in public administration from The Institute for Public Administration, also in Dublin.

Mr. Barrington brings extensive senior executive management experience in the aviation industry over the last five decades and in-depth board knowledge from serving on various public company boards with listings in New York, Dublin, London and Helsinki.

8 2025 WLFC Proxy Statement

Austin C. Willis

Director since: 2008 CEO

Austin C. Willis was elected to the Board in December 2008 and has served as the Company’s Chief Executive Officer since 2022. Prior to that, he was the Company’s Senior Vice President, Corporate Development, for over five years. Prior to joining the Board, Mr. Austin Willis established JT Power LLC, a company that sold commercial aircraft engine parts and leased commercial engines and aircraft. He later sold his business to enlist in the U.S. armed forces, where he served as an Army Green Beret. He earned his Bachelor of Science degree from London School of Economics and Political Science and is the son of Charles F. Willis, IV.

Mr. Austin Willis understands the inner workings of the Company and brings a familiarity with the aviation industry generally, as well as aftermarket parts and leasing.

Class III Directors Whose Term Expires at the 2028 Annual Meeting (provided they are re-elected at the 2025 Annual Meeting):

Brendan J. Curran

Director since: 2024 Independent

Brendan J. Curran was appointed to the Board effective January 1, 2024. Mr. Curran is currently an operating resource and advisor to ATL Partners, a New York based private equity firm specializing in mergers & acquisitions. He also serves as Chairman of the Board of Aero Accessories, a leading independent component maintenance facility based in Miramar, FL. Mr. Curran’s leadership experience includes public company senior executive roles at Boeing Global Services, Crane Co., United Technologies Corporation, Pratt & Whitney Commercial Engines, and Hamilton Sundstrand. From 2020 to 2022, Mr. Curran served as Chairman of the Board of Boeing Asia-Pacific Aviation Services. Mr. Curran graduated from Columbia Business School with a Master of Business Administration degree and earned his Bachelor of Science degree in mechanical engineering from the University of Vermont. While at Columbia, he was awarded the Center for International Business Fellowship.

With a distinguished career in the aerospace industry spanning nearly four decades, Mr. Curran brings to the Board a wealth of experience across the engine and airframe segments.

Charles F. Willis, IV

Director since: 1985 Executive Chairman of the Board

Charles F. Willis, IV is the founder of Willis Lease, has served as a Director since our incorporation in 1985, served as President until July 2011 and CEO until April 1, 2022, has served as Chairman of the Board of Directors since 1996 and assumed the role of Executive Chairman on April 1, 2022. Mr. Charles Willis has over 45 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as President of Willis Lease’s predecessor, Charles F. Willis Company, which purchased, financed and sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Charles Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Charles Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the flight operations, sales and marketing departments.

As our founder and Executive Chairman, Mr. Charles Willis brings to the Board significant senior leadership, sales and marketing, industry, technical and global experience, as well as a deep institutional knowledge of the Company, its operations and customer relations.

2025 WLFC Proxy Statement 9

PROPOSAL 1: ELECTION OF TWO CLASS III DIRECTORS

Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the Annual Meeting, two Directors will be elected in Class III, to serve a three-year term expiring at the 2028 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

The Board of Directors proposes that Brendan J. Curran and Charles F. Willis, IV be elected as Directors in Class III for a three-year term expiring at the 2028 Annual Meeting or until their respective successors are duly elected and qualified or until such Director’s earlier death, resignation, disqualification or removal.

The proxy holders intend to vote all proxies received by them for the foregoing nominees, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS.

10 2025 WLFC Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our current executive officers and their respective ages as of April 7, 2025 were as listed below.

Name	Age	Positions and Offices
Charles F. Willis, IV*	76	Executive Chairman
Austin C. Willis*	44	Chief Executive Officer
Brian R. Hole	47	President
Scott B. Flaherty	59	Executive Vice President and Chief Financial Officer
Dean M. Poulakidas	56	Executive Vice President, General Counsel and Corporate Secretary

* See business experience background under “Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors.”

Brian R. Hole

President

Brian R. Hole joined Willis Lease in August 2014 and was promoted to President on April 1, 2016. Prior to his appointment as President, he served as Senior Vice President & Chief Investment Officer. Formerly, Mr. Hole was Owner and President of Aviation Opportunity Management LLC, where he advised bank, private equity and alternative investment funds regarding investment in large commercial aircraft and engines. Prior to starting his own business, from 2008 to 2012, Mr. Hole served as an attorney for United Technologies Corporation, Pratt & Whitney Division, where he worked with the Commercial Engines Group in assisting with the next generation product family of engines, and specifically, on the partnership for the PW1100G engine on the Airbus A320neo family of aircraft and at IAE International Aero Engines, where he structured and negotiated engine sales and aftermarket programs as well as spare engine and aircraft financings. Mr. Hole earned his undergraduate degree from Georgetown University and a law degree, with high honors, from the University of Connecticut School of Law.

Scott B. Flaherty

Executive Vice President and Chief Financial Officer

Scott B. Flaherty joined Willis Lease in June 2016 and serves as our Executive Vice President and Chief Financial Officer. Prior to joining Willis Lease, Mr. Flaherty was Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC from 2009 until April of 2016. Prior to Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries. Mr. Flaherty also was an investment banker at Credit Suisse First Boston. He worked as an engineer at the Pratt and Whitney division of the United Technologies Corporation for eight years. Mr. Flaherty earned his undergraduate degree from Worcester Polytechnic Institute and a Masters of Business Administration degree from the Leonard N. Stern School of Business at New York University.

Dean M. Poulakidas

Executive Vice President, General Counsel and Corporate Secretary

Dean M. Poulakidas joined Willis Lease in September 2011 and serves as our Executive Vice President, General Counsel and Corporate Secretary. Formerly, Mr. Poulakidas was Vice President and Corporate Counsel with International Lease Finance Corporation (ILFC), where he managed a wide variety of aviation transactions working with airlines, manufacturers, purchasers, financiers, service providers and aviation authorities in many jurisdictions. Prior to ILFC, he was a corporate attorney at Pillsbury Madison & Sutro, where his transactional experience included international and domestic joint ventures, mergers and acquisitions. Mr. Poulakidas earned his undergraduate degree from the University of California at Los Angeles, his masters degree from Columbia University and his law degree from the University of California’s Hastings College of the Law.

2025 WLFC Proxy Statement 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 7, 2025 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or Director is c/o Corporate Secretary, Willis Lease Finance Corporation, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. As of April 7, 2025, we had 7,669,763 shares of common stock, $0.01 par value, issued and outstanding.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,175,676	(2)(6)	41.41%
Austin C. Willis	923,359	(3)(6)	12.04%
Brian R. Hole	121,393	(6)	1.58%
Dean M. Poulakidas	175,860	(6)	2.29%
Scott B. Flaherty	94,495	(6)	1.23%
Robert J. Keady	4,016		*
Hans Joerg Hunziker	19,842		*
Rae Ann McKeating	13,250		*
Brendan J. Curran	8,000		*
Stephen Jones	1,174		*
Colm Barrington	8,000		*
All Directors, nominees and Executive Officers as a group (9 persons)	4,130,403		53.85%
CFW Partners, L.P.	2,134,148	(2)(3)	27.83%
M3 Partners, LP	504,229	(4)	6.57%
Dimensional Fund Advisors LP	492,937	(5)	6.43%

* Less than one percent of our outstanding common stock.

(1)
Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. With respect to restricted stock, individuals have voting power or are expected to have voting power within 60 days of April 5, 2024, but not investment power before such restricted stock vests. Of the shares listed above for Messrs. Charles Willis, Austin Willis, Hole, Poulakidas, Flaherty, Keady, Hunziker, Ms. McKeating, Mr. Curran, Mr. Jones, and Mr. Barrington, 270,903 shares, 130,239 shares, 85,479 shares, 54,291 shares, 69,660 shares, 0 shares, 0 shares, 0 shares, 3,750 shares, 1,174 shares and 3,750 shares, respectively, are unvested shares of restricted stock over which the respective stockholder has voting power but not investment power.
(2)
Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and a seventy percent (70%) interest as a limited partner. Austin C. Willis holds nineteen percent (19%) interest as a limited partner and the remaining ten percent (10%) ownership interest is held by the 2019 Willis Family Trust of which Austin Willis is trustee. Also includes (i) 13,798 shares held under an account in the name of Charlotte Montressor Willis, (ii) 584 shares held under an account in the name of Wilder Grace Willis 2016 Trust, and (iii) 1,027,146 shares held by Mr. Charles Willis in his individual capacity. Of the total number of shares of which Mr. Charles Willis is deemed to have beneficial ownership, he has (i) sole voting power over 1,027,146 shares, (ii) sole dispositive power over 801,146 shares, (iii) shared voting power over 2,148,530 shares, and (iv) shared dispositive power over 2,148,530 shares.
(3)
Consists of (i) Mr. Austin Willis’ 19% interest as a limited partner of CFW Partners which equates to 405,488 shares, (ii) 218,302 shares held by Mr. Austin Willis in his individual capacity, (iii) the following shares held by trusts over which Mr. Austin Willis is a trustee: (a) 8,692 shares held under an account in the name of Charles F. Willis V 2016 Trust, (b) 25,922 shares held under an account in the name of Charles F. Willis V 2019 Trust, (c) 5,422 shares held under an account in the name of Wilder Grace Willis 2019 Trust, (d) 5,422 shares held under an account in the name of Rooster A. Willis 2019 Trust, (e) 232,715 shares held under an account in the name of 2019 Willis Family Trust, of which 213,415 shares are held by CFW Partners, (f) 584 shares held under an account in the name of Justin Y. Brown 2014 Trust, (g) 484 shares held under an account in the name of Phoebe W. Brown

12 2025 WLFC Proxy Statement

2014 Trust, (h) 8,837 shares held under an account in the name of Justin Y. Brown 2019 Trust, and (i) 8,837 shares held under an account in the name of Phoebe W. Brown 2019 Trust; and (iv) 2,654 shares held under an account in the name of Austin C. Willis Irrevocable Trust, whose trustee is Mary Willis. Of the total number of shares of which Mr. Austin Willis is deemed to have beneficial ownership, he has (i) sole voting power over 276,464 shares, (ii) sole dispositive power over 146,224 shares, (iii) shared voting power over 646,895 shares, and (iv) shared dispositive power over 27,992 shares.
(4)
Based on Schedule 13G/A filed by M3 Partners, LP with the SEC on February 13, 2025. According to its Schedule 13G/A, M3 Partners, LP reported having shared voting power over 504,229 shares and shared dispositive power over 504,229 shares. M3 Partners, LP’s general partner is M3 Funds, LLC (“General Partner”) and its investor advisor is M3F, Inc. (“Investment Adviser”). The General Partner and the Investment Adviser may each be deemed to be indirect beneficial owners of the 504,229 shares owned by M3 Partners, LP. Jason A. Stock and William C. Waller are the managers of the General Partner and the managing directors of the Investment Adviser. M3 Partners, LP’s mailing address is 2070 E 2100 S, Suite 250, Salt Lake City, UT 84109.
(5)
Based on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024. According to its Schedule 13G/A, Dimensional Fund Advisors LP reported having sole voting power over 491,579 shares and sole dispositive power over 492,937 shares. Dimensional Fund Advisors LP’s mailing address is 6300 Bee Cave Rd., Building One, Austin, TX 78746.
(6)
Shares beneficially owned include performance-based awards granted on January 2, 2025, and reflected in Table II of the respective Form 4s.

2025 WLFC Proxy Statement 13

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer (the “NEOs”), based on total compensation for their services with us in all capacities.

Summary Compensation Table for Fiscal Year 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Austin C. Willis	2024	825,375	2,856,519	3,253,626		—	—	274,341	(2)	7,209,861
Chief Executive Officer	2023	697,375	1,947,332	3,619,752		—	—	220,324		6,484,783
Charles F. Willis, IV	2024	1,209,442	4,185,726	8,609,728	(5)	—	—	152,192	(3)	14,157,088
Executive Chairman	2023	1,103,857	3,027,643	6,486,000		—	—	160,145		10,777,645
Brian R. Hole	2024	663,706	2,030,590	3,843,928	(6)	—	—	48,125	(4)	6,586,349
President	2023	702,693	1,294,239	2,397,000		—	—	76,611		4,470,543

(1)
The amounts in this column represent (a) the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock awards granted during the applicable period, as discussed in Note 12 of our notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and (b) the aggregate value of any performance awards, based upon the probable outcome of the performance conditions, valued as of the date of grant under FASB ASC Topic 718.

With respect to time-based restricted stock awards, the amounts in this column represent the value of such awards as of the grant date. With respect to performance-based restricted stock awards, the amounts in this column represent the value for such awards based upon the probable outcome of the performance conditions as of the date of grant under FASB ASC Topic 718, which is equal to the value of each award as of such date assuming maximum achievement of the performance conditions.

For 2024, the reported grant date fair value represents the value of each of the following awards granted under the Company’s 2023 Incentive Stock Plan: (i) restricted stock awards granted in 2024 subject to time-based vesting conditions; and (ii) performance-based restricted stock awards granted in 2024 and issued in 2025, based on the achievement of performance goals during the 2024 performance cycle and reported at the probable outcome value, which will then be subject to further time-based vesting conditions, as described below:

•
For Mr. Austin Willis, the grant date fair value of $3,253,626 includes $1,131,696 for 23,200 time-based restricted stock awards granted in 2024 and $2,121,930 for 43,500 restricted stock awards subject to 2024 performance conditions.
•
For Mr. Charles Willis, the grant date fair value of $5,609,700 includes $1,951,200 for 40,000 time-based restricted stock awards granted in 2024 and $3,658,500 for 75,000 restricted stock awards subject to 2024 performance conditions.
•
For Mr. Hole, the grant date fair value of $2,131,686 includes $741,456 for 15,200 time-based restricted stock awards granted in 2024 and $1,390,230 for 28,500 restricted stock awards subject to 2024 performance conditions.

For 2023, the reported grant date fair value represents the value of each of the following awards granted under the Company’s 2023 Incentive Stock Plan (“2023 Incentive Plan”): (i) restricted stock awards granted in 2023 subject to time-based vesting conditions; and (ii) performance-based restricted stock awards granted in 2023 and issued in 2024, based on the achievement of performance goals during the 2023 performance cycle and reported at the probable outcome value, which will then be subject to further time-based vesting conditions, as described below:

•
For Mr. Austin Willis, the grant date fair value of $3,619,752 includes $1,166,352 for 20,680 time-based restricted stock awards granted in 2023 and $2,453,400 for 43,500 restricted stock awards subject to 2023 performance conditions.
•
For Mr. Charles Willis, the grant date fair value of $6,486,000 includes $2,256,000 for 40,000 time-based restricted stock awards granted in 2023 and $4,230,000 for 75,000 restricted stock awards subject to 2023 performance conditions.
•
For Mr. Hole, the grant date fair value of $2,397,000 includes $789,600 for 14,000 time-based restricted stock awards granted in 2023 and $1,607,400 for 28,500 restricted stock awards subject to 2023 performance conditions.
(2)
Includes (i) a 401(k) matching contribution in the amount of $11,500, (ii) $600 for the allocated cost of Mr. Austin Willis’ participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $68,969 for personal use of the Company’s planes (based on the SIFL rate which is determined by calculating for each leg of a trip the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.3012, 0.2296 and 0.2208, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 400% and then adding the terminal charge in the amount of $44.98, then multiplying the total amount by the number of passengers), (iv) $52,446 for financial advisory services, (v) $65,085 for membership dues associated with club memberships and personal use of such

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memberships, (vi) $55,170 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), and (vii) $20,571 for tax reimbursement with respect to the items listed above.
(3)
Includes (i) a 401(k) matching contribution in the amount of $13,000, (ii) $12,360 for the allocated cost of Mr. Charles Willis’ participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $37,529 for spousal travel (based on the actual cost to the Company), (iv) $13,612 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), (v) $27,214 for membership dues associated with a club membership and personal use of such membership, (vi) $17,093 for personal use of the Company’s plane (based on the Standard Industry Fair Level (“SIFL”) rate which is determined by calculating for each leg of a trip the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.3012, 0.2296 and 0.2208, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 400% and then adding the terminal charge in the amount of $44.98, then multiplying the total amount by the number of passengers), and (vii) $30,300 for tax reimbursements with respect to the items listed above.
(4)
Includes (i) a 401(k) matching contribution in the amount of $11,500, (ii) $900 for the allocated cost of Mr. Hole’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $23,925 for membership dues associated with club membership and personal use of such membership, and (iv) $11,800 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use).
(5)
In September 2024, Mr. Charles Willis, was granted a special one-time award of fully vested restricted stock units valued at $3 million for his contributions to the Company’s strong financial performance through the first half of 2024 and its recent historic stock price highs. The independent members of the compensation committee evaluated the award using their business judgment in the context of recent performance (Q1/Q2 results of record pre-tax income; since December 2023, WLFC’s stock price has more than doubled, resulting in an increase of approximately $400M in shareholder value) and considered market data and input from the committee’s independent advisor.
(6)
In October 2024, and in connection with the renewal of his employment agreement, Mr. Brian Hole was granted 11,066 shares of the Company’s restricted stock, with a grant date value of $1,446,928, that was fully vested on the grant date.

2024 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares.

The time-based restricted stock was granted to each NEO on April 1, 2024 pursuant to the Company’s 2023 Incentive Plan, and vests ratably over a three-year period.

Each NEO was eligible to be granted two ranges of performance shares based on achievement of minimum, target or maximum goals, pursuant to the Company’s 2023 Incentive Plan. For the awards to be issued in early 2025, the Committee determined that the performance shares for the NEOs would be based on return on equity and net contribution margin (defined as lease rent revenue, less depreciation and interest expenses) as of December 31, 2024. If the Company’s return on equity for fiscal year 2024 achieved 10%, 8% or 6%, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Additionally, if the Company’s net contribution margin for fiscal year 2023 achieved $30 million, $24.0 million or $18 million, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Our return on equity and net contribution margin as of December 31, 2023 exceeded 10% and $30 million, respectively. The performance shares related to the achievement of these targets are subject to additional time-based vesting over a two-year period following the end of the performance cycle. As a result of the Company’s performance, the Compensation Committee determined the maximum number of performance shares had been earned and formally issued them to each NEO, subject to vesting conditions, on April 1, 2024:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2024
Austin C. Willis	23,200	34,800	43,500	66,700
Charles F. Willis, IV	40,000	60,000	75,000	115,000
Brian R. Hole	15,200	22,800	28,500	43,700

2025 WLFC Proxy Statement 15

2025 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares.

The time-based restricted stock was granted to each NEO on April 1, 2025 pursuant to the Company’s 2023 Incentive Plan, and vests ratably over a three-year period.

Each NEO was eligible to be granted two ranges of performance shares based on achievement of minimum, target or maximum goals, pursuant to the Company’s 2023 Incentive Plan. For the awards to be issued in early 2025, the Committee determined that the performance shares for the NEOs would be based on return on equity and net contribution margin (defined as lease rent revenue, less depreciation and interest expenses) as of December 31, 2024. If the Company’s return on equity for fiscal year 2024 achieved 12.5%, 10% or 7.5%, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Additionally, if the Company’s net contribution margin for fiscal year 2023 achieved $36.3 million, $29.0 million or $21.7 million, each NEO would receive 125%, 100% or 75% of their target number of related performance shares. Our return on equity and net contribution margin as of December 31, 2024 exceeded 12.5% and $36.3 million, respectively. The performance shares related to the achievement of these targets are subject to additional time-based vesting over a two-year period following the end of the performance cycle. As a result of the Company’s performance, the Compensation Committee determined the maximum number of performance shares had been earned and formally issued them to each NEO, subject to vesting conditions, on April 1, 2025:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2025
Austin C. Willis	23,200	34,800	43,500	66,700
Charles F. Willis, IV	40,000	60,000	75,000	115,000
Brian R. Hole	15,200	22,800	28,500	43,700

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs.

Recoupment of Incentive Compensation

In June 2023, the SEC approved the Nasdaq’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. The Company's Compensation Recovery Policy, which applies these requirements to the Company’s executive officers, any vice-president or above in charge of a principal business unit, division, or function, or any other person (including an officer of the Company’s parent(s) or subsidiaries) who performs similar policy-making functions for the Company. The Compensation Recovery Policy applies to performance-based incentive compensation received on or after October 2, 2023, and provides for the mandatory recovery from covered persons of erroneously awarded incentive compensation in the event of an accounting restatement of the Company’s financial statements regardless of fault or misconduct.

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HEDGING, PLEDGING AND INSIDER TRADING

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, independent contractors and their immediate families. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Individuals subject to our Insider Trading Policy are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.

We have not adopted any policies or practices regarding hedging of our equity securities by our employees (including officers) or Directors. However, our employees (including officers) and Directors must comply with our Insider Trading Policy, which applies to hedging transactions involving our securities as it does to transactions in our securities generally.

2025 WLFC Proxy Statement 17

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table provides information regarding each unvested stock award held by our NEOs as of December 31, 2024.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Austin C. Willis
	—	—	—	4/1/2022	2,826	(1)	586,536	—	$—
	—	—	—	4/1/2023	13,786	(1)	2,861,284	—	$—
	—	—	—	4/1/2024	23,200	(1)	4,815,160	—	$—
	—	—	—	4/1/2024	43,500	(2)	9,028,425	—	$—
Charles F. Willis, IV
				4/1/2022	20,266	(1)	4,206,208
	—	—	—	4/1/2023	26,666	(1)	5,534,528	—	$—
	—	—	—	4/1/2024	40,000	(1)	8,302,000	—	$—
	—	—	—	4/1/2024	75,000	(2)	15,566,250	—	$—
Brian R. Hole
	—	—	—	4/1/2022	3,986	(1)	827,294	—	$—
	—	—	—	4/1/2023	9,333	(1)	1,937,064	—	$—
	—	—	—	4/1/2024	15,200	(1)	3,154,760	—	$—
	—	—	—	4/1/2024	28,500	(2)	5,915,175	—	$—

(1)
Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date. The number listed reflects the remaining number of shares to vest over the remaining period.
(2)
Shares of restricted stock vest in two equal annual installments on each anniversary of the grant date. The number listed reflects the remaining number of shares to vest over the remaining period.

Employment Agreements and Severance Payments

Employment agreements have been entered into with Messrs. Austin Willis, Charles Willis and Hole. These agreements provide for base salary (subject to increase but not decrease unless part of a salary reduction program affecting all senior executive officers), bonus compensation and certain benefits. As described in detail below, the employment contracts specify certain severance benefits to be paid in the event of an involuntary termination.

Employment contracts for Messrs. Austin Willis, Charles Willis, and Hole specify certain severance benefits to be paid in the event of an “Involuntary Termination” (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Mr. Hole, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a “Change of Control Termination”).

The maximum of these severance benefits payable to Mr. Austin Willis would represent (i) two times his base salary, plus (ii) any unpaid base salary and a prorated portion of his annual incentives accrued during the year of termination, and accrued vacation and sick pay, plus (iii) two times the average annual incentives he earned during the two years prior to his Involuntary Termination (or the greater of (A) one year or (B) the target bonus for such year), plus (iv) distribution of unpaid deferred compensation, accelerated vesting of restricted stock scheduled to vest during the two years following the termination date and continued coverage for two years under the Company’s employee group benefit plans. Additionally, in the event Mr. Austin Willis is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary. Upon a change of control, Mr. Austin Willis is entitled to immediate vesting of all restricted stock bonus awards.

18 2025 WLFC Proxy Statement

The maximum of these severance benefits payable to Mr. Charles Willis would represent (i) three times his base salary, plus (ii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iii) a prorated portion of his annual incentives accrued during the year of termination, plus (iv) immediate vesting of all outstanding stock options and restricted stock, plus (v) continued coverage for three years under the Company’s employee group benefit plans, plus (vi) continued payment for three years for club memberships (if any), plus (vii) the right to purchase company car or to assume the lease. Additionally, in the event Mr. Charles Willis is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Charles Willis is entitled to immediate vesting of all stock options and restricted stock. In the event that Mr. Charles Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships (if any) and to continued coverage under the Company’s employee group benefit plans for one year following his retirement.

The maximum of these severance benefits payable to Mr. Hole would represent (i) one times his base salary for an Involuntary Termination or one and one-half times his base salary for a Change of Control Termination, plus (ii) any unpaid base salary and any annual incentive compensation to which Mr. Hole is entitled as of his termination, and accrued vacation and sick pay, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination, plus (iv) distribution of unpaid deferred compensation, plus (v) payment of the average of the largest and smallest (excluding from calculation any annual incentive equal to zero) of his last five annual incentives earned prior to his termination, plus (vi) payment of an amount equal to his average annual total compensation for the immediately preceding five years, multiplied by the number of years (full or partial) remaining in the initial employment term that ends on April 1, 2025, if the Involuntary Termination occurs on or before April 1, 2025. In addition, he is entitled to accelerated vesting of unvested restricted stock and continued coverage under the Company’s employee group benefit plans for 18 months following an Involuntary Termination, or for two years following a Change of Control Termination. Additionally, in the event Mr. Hole is terminated by the Company without cause with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary. In addition, in the event of death or long-term disability of Mr. Hole, any restricted stock and stock options scheduled to vest will receive accelerated vesting and become exercisable.

If any of these payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code, the employment contracts of each of Messrs. Austin Willis, Charles Willis, and Hole stipulate that payments to each of them will be reduced, to the extent necessary, so that no portion of the payments would be subject to the Excise Tax. This reduction shall only occur if the after-tax net present value of the payments, as so reduced, is greater than or equal to the after-tax present value of such payments without such reduction.

Other than as described above, if a NEO ceases to be employed by us because of his resignation or retirement (other than for reasons constituting a constructive termination under his employment agreement), no severance payments are owed by us.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO NEOs, as noted below. “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards, which remain subject to forfeiture if the vesting conditions are not satisfied.

2025 WLFC Proxy Statement 19

Pay Versus Performance Table

Year	Summary Compensation Table Total for Austin Willis(1)(4) $	Summary Compensation Table Total for Charles Willis(1)(4) $	Compensation Actually Paid to Austin Willis(2)(3)(4) $	Compensation Actually Paid to Charles Willis(2)(3)(4) $	Average Summary Compensation Table Total for Non-PEO NEOs(1)(5) $	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(5) $	Value of Initial Fixed $100 Investment based on WLFC Total Shareholder Return(6)	Net Income (in millions)(7) $
2024	7,209,861	—	20,431,448	—	10,371,719	27,743,290	562.00	108.6
2023	6,381,908	—	5,107,021	—	7,369,209	5,397,068	130.00	43.8
2022	1,952,344	6,213,110	3,354,169	11,929,180	1,589,396	2,960,493	157.00	5.4

(1)
Summary Compensation Table Totals: For PEOs, the dollar amount reported for a particular fiscal year is the amount of total compensation reported in the Summary Compensation Table for each PEO who served during the corresponding year. For Non-PEO NEOs, the dollar amount reported for a particular fiscal year is the average of the amounts reported in the Summary Compensation Table for all Non-PEO NEOs as a group during the corresponding year.
(2)
Compensation Actually Paid Totals: For PEOs, the dollar amount reported for a particular fiscal year is the amount of “compensation actually paid” to each PEO who served during the corresponding year. For Non-PEO NEOs, the dollar amount reported for a particular fiscal year is the average of “compensation actually paid” amounts for all Non-PEO NEOs as a group during the corresponding year. All “compensation actually paid” amounts are computed in accordance with Item 402(v) of Regulation S-K.
(3)
Deductions from, and additions to, total compensation in the Summary Compensation Table for 2023 to calculate Compensation Actually Paid include:

	2024		2023		2022
	Austin Willis	Average Non- PEO NEOs	Austin Willis	Average Non- PEO NEOs	Austin Willis	Charles Willis IV	Average Non- PEO NEOs

Total Compensation from Summary Compensation Table	$7,209,861	$10,371,719	$6,381,908	7,369,209	1,952,344	$6,213,110	$1,589,396

Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—	$—	$—	$—

Amount added for prior service cost impacting current year	$—	$—	$—	$—	$—	$—	$—

Total Adjustments for Pension	$—	$—	$—	$—	$—	$—	$—
Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table (8)	$(3,253,626)	$(6,226,828)	$(3,619,752)	$(4,441,500)	$(1,278,220)	$(3,909,088)	$(1,066,586)

Year-end fair value of unvested awards granted in the current year	$13,843,585	$16,469,093	$2,527,096	$3,299,400	$2,330,895	$7,128,408	$1,944,970

Year-over-year difference of year-end fair values for unvested awards granted in prior years	$2,635,985	$4,780,013	$(85,892)	$(314,496)	$486,410	$3,397,650	$686,639

Fair values at vest date for awards granted and vested in current year	$—	$2,356,135	$—	$—	$—	$—	$—

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(4,357)	$(6,842)	$(96,338)	$(515,544)	$(137,260)	$(900,900)	$(193,926)

Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—	$—

Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—	$—

Total Adjustments for Equity Awards	$13,221,587	$17,371,571	$(1,274,887)	$(1,972,140)	$1,401,825	$5,716,070	$1,371,097
Compensation Actually Paid (as calculated)	$20,431,448	$27,743,290	$5,107,021	$5,397,068	$3,354,169	$11,929,180	$2,960,493

(4)
Mr. Austin Willis, our current CEO, has served as our CEO since April 1, 2022. Mr. Charles Willis is the founder of the Company and served as our CEO until April 1, 2022, at which time he assumed the role of Executive Chairman of the Board.

20 2025 WLFC Proxy Statement

(5)
Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
a.
2024: Messrs. Charles Willis and Brian Hole
b.
2023: Messrs. Charles Willis and Brian Hole
c.
2022: Mr. Brian Hole

(6)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2021. Historic stock price performance is not necessarily indicative of future stock price performance.
(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
The reported value of equity awards held by each NEO for each applicable year is based on the same methodology as disclosed in the Summary Compensation Table of this proxy statement and represents the following: (i) for time-based restricted stock awards, the value of such awards as of the grant date, and (ii) for performance-based restricted stock awards, the value for such awards based upon the probable outcome of the performance conditions as of the applicable measurement date.

Narrative Disclosure to Pay Versus Performance Table

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance.” The total “Compensation Actually Paid for each of the PEO and NEOs fluctuated year-over-year, primarily due to fluctuations in our stock price over the period.

The illustrations below compare “Compensation Actually Paid” (as calculated in accordance with the SEC rules) and the following measures:

•
the Company’s cumulative TSR; and
•
the Company’s Net Income

2025 WLFC Proxy Statement 21

Director Compensation

The following table summarizes compensation for 2024 by individual non-employee Directors. Messrs. Austin Willis and Charles Willis are also members of the Board but receive no additional compensation for such service. Please see the “Summary Compensation Table for Fiscal Year 2024” for the compensation paid to Messrs. Austin Willis and Charles Willis for their service to the Company.

Director Compensation for Fiscal Year Ended 2024

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brendan J. Curran(4)	$111,090	$427,900	—	—	$538,990
Colm Barrington(5)	$46,795	$582,240			$629,035
Robert J. Keady(6)	$27,773	$—	—	—	$27,773
Rae Ann McKeating(7)	$111,090	$—	—	—	$111,090

(1)
Mr. Curran and Ms. McKeating received quarterly payments of $23,398 for the first, second, third and fourth quarters of 2024 ($93,590 for the year). Mr. Barrington received quarterly payments of $23,398 for the third and fourth quarters of 2024 ($46,795 for the yar). For services as chair of the Compensation Committee, Ms. McKeating received an additional $4,375 quarterly payment ($17,500 for the year). Mr. Curran also received an additional $4,375 quarterly payment ($17,500 for the year) for his services as head of the Audit Committee. Mr. Keady received one quarterly payment of $23,398 as well as one quarterly payment of $4,375 for his role as member of the Board and head of the Special Committee during the first quarter of 2024.
(2)
The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock awards granted in fiscal year 2024, as discussed in Note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2024.
(3)
The unvested restricted stock held by each non-employee Director was as follows as of December 31, 2024: Mr. Curran, 8,000; Mr. Barrington, 8,000; Ms. McKeating, 0; Mr. Keady, 0. Beginning in 2019, it has been the Board’s policy that each non-employee Director who is to continue to serve as an independent Director is granted annually 3,000 shares of restricted stock under the 2023 Incentive Plan. Each annual restricted stock grant vests in one installment on the recipients’ completion of one year of Board service, measured from the grant date.
(4)
Mr. Curran was appointed to the Board of Directors effective January 1, 2024.
(5)
Mr. Barrington was appointed to the Board of Directors effective April 3, 2024.
(6)
Mr. Keady ceased serving on the Board of Directors effective April 1, 2024.
(7)
Ms. McKeating ceased serving on the Board of Directors effective December 31, 2024.

22 2025 WLFC Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the Nasdaq listing standards and operates pursuant to the Audit Committee Charter.

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm for 2024, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements for the year ended December 31, 2024 and Grant Thornton’s evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Grant Thornton the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Grant Thornton provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton that firm’s independence. The Audit Committee concluded that Grant Thornton’s provision of audit and non-audit services to the Company is compatible with Grant Thornton’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for 2024 for filing with the Securities and Exchange Commission. This report is provided by the following independent Directors, who comprise the Audit Committee:

Brendan J. Curran, Committee Chair

Colm Barrington

Stephen Jones

2025 WLFC Proxy Statement 23

PROPOSAL 2: ADVISORY VOTE ON THE APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has appointed the firm of Grant Thornton to audit our 2025 financial statements, and Grant Thornton also served in this capacity in 2024. Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that Willis Lease’s stockholders ratify, on an advisory basis, the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain Grant Thornton or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Billed to Willis Lease by Grant Thornton

For the 2024 and 2023 fiscal years, fees for services provided by Grant Thornton to us were as follows:

	2024	2023
Audit Fees (1)	$939,000	$819,954
Audit Related Fees(2)	186,421	268,428
Tax Fees (3)	6,006	13,840
	$1,131,427	$1,102,222

(1)
Audit fees include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q and our statutory audits.
(2)
Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with acquisitions and divestitures and consultations concerning financial accounting.
(3)
Tax fees consist of fees for professional services rendered in providing international tax consulting services and tax compliance services.

All fees described above were approved by the Audit Committee. The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Audit Committee can act, a single member of the Audit Committee can approve an engagement, subject to ratification by the Audit Committee at its next meeting. All services were pre-approved by the Audit Committee or its Chair.

Grant Thornton will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

24 2025 WLFC Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any Director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except as set forth below.

As required by Nasdaq rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Austin C. Willis, the son of our Executive Chairman, served as an executive officer of the Company during 2023 and 2024 serving as the Company’s CEO. He received total compensation of $6,484,783 for 2023 and $7,209,861 for 2024, calculated in the same manner as in the Summary Compensation Table of this proxy statement. His total compensation includes salary, cash incentive awards, stock awards and other compensation.

Policies and Procedures for Related-Party Transactions

The Board has adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company’s website (www.wlfc.global). Under that policy, the Audit Committee reviews the material facts of all covered transactions that may require prior approval of or ratification by the Audit Committee. A “covered transaction” includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships including indebtedness and guarantees of indebtedness in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a Director or a less than 10 percent beneficial owner of another entity). This might include, but is not limited to, lease transactions, sale or purchase transactions, creditor/debtor transactions, guarantees or charitable contributions. The following includes types of transactions with related parties which have been pre-approved by the Audit Committee and therefore are not subject to Audit Committee review and approval, even if the amount exceeds $120,000:

•
Transactions involving competitive bids;
•
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), Director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 and 2% of that company’s total annual revenues;
•
Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee or Director if the aggregate does not exceed the greater of $100,000 and 2% of the charitable organizations’ total annual receipts;
•
Any transaction involving a related party made on the same or similar terms available to all Company employees;
•
Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as the receipt of dividends; or
•
Any employment by the Company of an executive officer of the Company if:
•
The related compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) and the compensation has been approved by the Compensation Committee or Board or if the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer”, and the Company’s Compensation Committee or Board approved such compensation; or

2025 WLFC Proxy Statement 25

•
Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements and the compensation is approved by the Board or Audit Committee.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2024, except for a late Form 4 filed by Mr. Charles Willis on May 29, 2024 reporting three transactions that occurred on May 23, 2024 due to an administrative oversight.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2026 Annual Meeting of Stockholders must, under Rule 14a-8 of the Exchange Act, be received by us no later than December 26, 2025. Your proposal(s) must be mailed to our offices at 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2026 Annual Meeting of Stockholders not less than 90 days prior to the anniversary of the preceding year’s annual meeting, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2025 Annual Meeting. For our 2026 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than March 7, 2026 (which is 90 calendar days before the anniversary of the 2025 Annual Meeting). If the date of our 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2025 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, as required by our bylaws, and information as to your ownership of our common stock.

In addition to satisfying the provisions in our Bylaws relating to nominations of Director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than April 6, 2026. If the date of the 2026 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the tenth calendar day following public announcement by the Company of the date of the 2026 Annual Meeting.

26 2025 WLFC Proxy Statement

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 415-408-4700 or submit your request to Willis Lease Finance Corporation, attention Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. Also, if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, following receipt of such request, we will ensure that change for future mailings of annual meeting materials.

2025 WLFC Proxy Statement 27

OTHER MATTERS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,

Charles F. Willis, IV

Executive Chairman of the Board

28 2025 WLFC Proxy Statement

Logo willis lease finance corporation p.o. Box 8016, cary, nc 27512-9903 your vote matters! Have your ballot ready and please use one of the methods below for easy voting: your control number have the 12 digit control number located in the box above available when you access the website and follow the instructions. Willis lease finance corporation annual meeting of stockholders for stockholders of record as of april 7, 2025 thursday, june 5, 2025 10:00 am, eastern time annual meeting to be held via the internet - please visit www.proxydocs.com/wlfc for more details. Internet: www.proxypush.com/wlfc cast your vote online have your proxy card ready follow the simple instructions to record your vote phone: 1-866-994-5580 use any touch-tone telephone have your proxy card ready follow the simple recorded instructions mail: mark, sign and date your proxy card fold and return your proxy card in the postage-paid envelope provided virtual: you must register to attend the meeting online and/or participate at www.proxydocs.com/wlfc your vote is important! Please vote by: 11:59 pm, eastern time, june 4, 2025. The undersigned hereby appoints charles f. Willis, iv and dean m. Poulakidas (the "named proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of willis lease finance corporation which the undersigned is entitled to vote at the 2025 annual meeting of shareholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted identical to the board of directors' recommendation. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (see reverse side) but you need not mark any box if you wish to vote in accordance with the board of directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the board of directors copyright © 2025 betanxt, inc. Or its affiliates. All rights reserved please be sure to sign and date this proxy card and mark on the reverse side

Logo willis lease finance corporation willis lease finance corporation annual meeting of stockholders please make your marks like this: the board of directors recommends a vote: for on proposals 1 and 2 proposal 1. Elect two class iii directors to serve until the 2028 annual meeting of stockholders, specifically and as nominated by the board of directors. 1.01 brendan curran 1.02 charles f. Willis, iv 2. Ratification of the apppointment of grant thronton llp as the company's independent registered public accounting firm for the fiscal year ending december 31, 2025. Your vote for against abstain for against abstain board of directors recommends for for for you must register to attend the meeting online and/or participate at www.proxydocs.com/wlfc authorized signatures - must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy/vote form. Signature (and title if applicable) date signature (if held jointly) date